Exhibit 1.1

J.P. MORGAN SECURITIES INC.

RAYMOND JAMES & ASSOCIATES, INC.

MARINEMAX, INC.

2,861,200 Shares of Common Stock, Par Value $0.001

Underwriting Agreement

February 16, 2005

J.P. Morgan Securities Inc.
Raymond James & Associates, Inc.
  As Representatives of the
  several Underwriters listed
  in Schedule I hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     MarineMax, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 1,000,000 shares and, at the option of the Underwriters, up to an additional 429,000 shares, of common stock, par value $0.001 per share (the “Stock”), of the Company and BCMM Holdings, Inc., a Delaware corporation (the “Selling Stockholder”), proposes to sell to the Underwriters an aggregate of 1,861,200 shares of the Stock. The aggregate of 2,861,200 shares of the Stock to be sold by the Company and the Selling Stockholder is herein called the “Underwritten Shares” and the up to 429,000 additional shares of the Stock to be sold by the Company at the Underwriters’ option are herein called the “Option Shares”. The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The Stock, including the Shares, will have attached thereto rights (the “Rights”) to purchase, at an exercise price of $50 per share, one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company, pursuant to a Rights Agreement (the “Rights Agreement”) dated as of August 28, 2001 between the Company and American Stock Transfer & Trust Company.

     The Company and the Selling Stockholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

     1.     Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-122091), including Amendment No. 1 thereto, including a prospectus (the “Basic Prospectus”) relating to the sale, in one or more offerings, by the Company and the Selling Stockholder of up to 1,500,000 shares and 1,861,200 shares, respectively, of the Stock, and has filed or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement specifically relating to the sale of the Shares pursuant to Rule 424 under the Securities Act. The registration statement, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430A Information”), and in effect on the date hereof is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as amended or supplemented and as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares and the term “Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of this Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Date” means the date and time the Registration Statement became effective, and, if later, the date of filing of the Company’s most recent Annual Report on Form 10-K.

     2.     Purchase of the Shares by the Underwriters. (a) The Company and the Selling Stockholder (collectively, the “Sellers”, and each a “Seller”) agree, severally and not jointly, to sell 1,000,000 and 1,861,200 shares, respectively, of the Stock to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from such Seller at a purchase price per share of $31.1125 (the “Purchase Price”) the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the number of Underwritten Shares to be sold by such Seller by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Company and the Selling Stockholder hereunder.

     In addition, the Company agrees to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to 429,000 Option Shares at the Purchase Price. Each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder.

     The Underwriters may exercise the option to purchase the Option Shares at any time and from time to time on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

     (b)     The Company and the Selling Stockholder understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholder acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

     (c)     Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Stockholder, respectively, to the Representatives, in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell at 10:00 A.M. New York City time on February 23, 2005, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company and the Selling Stockholder may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the “Additional Closing Date”.

     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company or the Selling Stockholder, as the case may be. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

     3.     Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholder that:

     (a)     Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

     (b)     Registration Statement and Prospectus. The Company satisfies all of the requirements of the Securities Act for the use of Form S-3 for the offering of the Shares; the Registration Statement has become effective; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the Effective Date and the date hereof and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus and any amendment or supplement thereto.

     (c)     Incorporated Documents. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d)     Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby; and the pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus.

     (e)     No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) except as otherwise disclosed in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) except as otherwise disclosed in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

     (f)     Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2004.

     (g) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

     (h) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

     (i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (j) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein,

will be duly and validly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the Series A Junior Participating Preferred Stock has been duly authorized by the Company and validly reserved for issuance and upon exercise of the Rights in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

     (k)     No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

     (l)     No Conflicts. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i) and (iii) above for such conflicts or violations that would not, singly or in the aggregate, have a Material Adverse Effect.

     (m)     No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or the issuance and sale of the Shares, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Exchange or under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and such consents with respect to which the failure to obtain would not have a Material Adverse Effect.

     (n)     Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

     (o)     Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

     (p)     Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (q)     Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses as presently conducted will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

     (r)     No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

     (s)     Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

     (t)     Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

     (u)     Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

     (v)     No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

     (w)     Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

     (x)     Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

     (y)     Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (z)     Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

     (aa)   No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (bb)   No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

     (cc)   No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

     (dd)   No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder or, to the best knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholder hereunder.

     (ee)   No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

     (ff)   Business With Cuba. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

     (gg)   Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (hh)   Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

     (ii)   Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with Section 402, related to loans, and Sections 302 and 906, related to certifications, of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

     (jj)   No NASD Affiliation. No officer, director or nominee for director or stockholder of the Company has a direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc.

     4.     Representations and Warranties of the Selling Stockholder and Brunswick Corporation. Each of the Selling Stockholder and, with respect to Section 4(b) below, Brunswick Corporation represents and warrants to each Underwriter and the Company that:

     (a)     Required Consents; Authority. No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory body or agency is required for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, except such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Securities Act or as may be required by the Exchange or under applicable state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters; the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; and this Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

     (b)     No Conflicts. The execution, delivery and performance by the Selling Stockholder and Brunswick Corporation of this Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder or Brunswick Corporation is a party or by which the Selling Stockholder or Brunswick Corporation is bound or to which any of the property or assets of the Selling Stockholder or Brunswick Corporation are subject, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws of the Selling Stockholder or Brunswick Corporation or (iii) result in the violation of any law or statute applicable to the Selling Stockholder or Brunswick Corporation or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over the Selling Stockholder or Brunswick Corporation.

     (c)     Title to Shares. The Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, security interests or adverse claims; the Selling Stockholder will have, immediately prior to the Closing Date, good and valid title to the Shares to be sold at the Closing Date by the Selling Stockholder, free and clear of all liens, encumbrances, security interests or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, security interests or adverse claims, will pass to the several Underwriters.

     (d)     No Stabilization. The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

     (e)     Material Information. As of the date hereof and as of the Closing Date, as the case may be, the sale of the Shares by the Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement or the Prospectus.

     (f)     Registration Statement and Prospectus. As of the Effective Date and the date hereof and any amendment thereto, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 4(f) are limited to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder or Brunswick Corporation furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto as identified in Section 8(b) hereof.

     5.     Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

     (a)     Effectiveness of the Registration Statement. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

     (b)     Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter upon request (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

     (c)     Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably objects.

     (d)     Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as practicable the withdrawal thereof.

     (e)     Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

     (f)     Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (g)     Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

     (h)     Clear Market. For a period of 90 days after the date of this Agreement, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (a) the Shares to be sold hereunder, (b) any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans, (c) grants by the Company of employee stock options or restricted stock pursuant to the terms of a plan in effect on the date hereof, (d) the filing by the Company of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of a plan in effect on the date hereof, and (e) shares of Stock (or options, warrants or convertible securities in respect thereof) in connection with a bona fide merger or acquisition transaction provided that the Stock (or options, warrants or convertible securities in respect thereof) so issued is subject to the terms of a duplicate form of the lock-up agreement set forth in Exhibit A hereto. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     (i)     Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Prospectus under the heading “Use of Proceeds”.

     (j)     No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

     (k)     Exchange Listing. The Company will use commercially reasonable efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

     (l)     Reports. To the extent not available through the Commission’s EDGAR system, for a period of two years from the date hereof, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other)

furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

     6.     Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter that:

     (a)     Clear Market. For a period of 90 days after the date of this Agreement, the Selling Stockholder will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of the Stock or any securities convertible into or exercisable or exchangeable for the Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of the Stock or any security convertible into or exercisable or exchangeable for the Stock without the prior written consent of the Representatives, in each case other than the Shares to be sold by the Selling Stockholder hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     (b)     Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

     7.     Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by, with respect to the Closing Date or the Additional Closing Date, as the case may be, the Company and, with respect to the Closing Date only, the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions (it being agreed and understood, notwithstanding anything contained herein to the contrary, the following conditions relating to the Selling Stockholder must only be complied with by the Selling Stockholder with respect to the Closing Date):

     (a)     Registration Compliance; No Stop Order. The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with.

     (b)     Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Stockholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

     (c)     No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or securities guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or securities guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

     (d)     No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

     (e)     Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate (i) of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (A) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation of the Company set forth in Section 3(b) hereof is true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (C) to the effect set forth in paragraphs (a), (c) and (d) above, (D) certifying that the financial, accounting and statistical data found under the headings “Executive Compensation”, “Equity Compensation Plan Information” and “Proposal to Amend Our 1998 Employee Stock Purchase Plan” in the Company’s proxy statement filed with the Commission on December 27, 2004 are accurate and complete in all material respects and (E) certifying that the financial accounting and statistical data found in the Prospectus relating to record and beneficial ownership of the Stock, including under the heading “Principal and selling stockholders”, are accurate and complete in all material respects and (ii) of the Selling Stockholder, in form and substance reasonably satisfactory to the Representatives, confirming that the other representations and warranties of the Selling Stockholder in this Agreement are true and correct and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

     (f)     Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

     (g)     Opinion of Counsel for the Company. Greenberg Traurig, LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

     (h)     Opinion of Counsel for the Selling Stockholder. Sidley Austin Brown & Wood LLP, counsel for the Selling Stockholder, shall have furnished to the Representatives, at the request of the Selling Stockholder, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

     (i)     Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (j)     No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

     (k)     Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

     (l)     Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     (m)     Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain stockholders, officers and directors of the Company, as set forth in Schedule II hereto, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

     (n)     Additional Documents. On or prior to the Closing Date or, with respect to the Company, the Additional Closing Date, as the case may be, the Company and, if applicable, the Selling Stockholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     8.     Indemnification and Contribution.

     (a)     Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased any Shares, or any of its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have so been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(b) hereof.

     (b)     Indemnification of the Underwriters by the Selling Stockholder and Brunswick Corporation. Each of the Selling Stockholder and Brunswick Corporation, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the indemnity agreement of the Selling Stockholder and Brunswick Corporation set forth in this paragraph 8(b) shall be limited to such statements or omissions that are made in reliance upon and in conformity with information relating to the Selling Stockholder or Brunswick Corporation furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the following information in the Prospectus: the first paragraph and the first, second, third and fourth sentences appearing in the third paragraph of footnote (13) under the caption “Principal and selling stockholders”, and footnote (1) and the first, second, third and fourth sentences appearing in the final paragraph under the caption “Selling stockholder”. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased any Shares, or any of its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have so been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(b) hereof.

     (c)     Indemnification of the Company and the Selling Stockholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the Selling Stockholder, its respective affiliates, directors and officers and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information relating to stabilizing transactions and passive market making contained in the thirteenth and fourteenth paragraphs under the caption “Underwriting”.

     (d)     Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the

Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc., any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder, its respective affiliates, directors and officers and any control persons of the Selling Stockholder shall be designated in writing by the Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (e)      Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such Indemnifying Person on the one hand and such Indemnified Person on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of such Indemnifying Person on the one hand and such Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, from the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by each of the Company and the Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (f)      Limitation on Liability. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Furthermore, notwithstanding the foregoing provisions of this Section 8, the Selling Stockholder shall not be required to contribute an amount in excess of the net proceeds from the offering of the Shares (before deducting expenses) received by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

     (g)      Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

     9.      Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     10.      Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the

Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

     11.      Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

     (b)      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

     (c)      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-

eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company and the Selling Stockholder, except that the Company and the Selling Stockholder, as the case may be, will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

     (d)      Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholder or any non-defaulting Underwriter for damages caused by its default.

     12.      Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Selling Stockholder will pay or cause to be paid, in accordance with the terms of that certain Registration Agreement dated as of December 10, 2004 among the Company, Brunswick Corporation and the Selling Stockholder, all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs, if any, of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses of the Selling Stockholder’s counsel; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters), not to exceed $7,500; (vii) the cost of preparing stock certificates representing the Shares; (viii) the costs and charges of any transfer agent and any registrar; (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (x) all expenses incurred by the Company and the Selling Stockholder in connection with any “road show” presentation to potential investors; and (xi) all expenses and application fees related to the listing of the Shares on the Exchange.

     (b)      If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company or the Selling Stockholder for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than a termination of this Agreement pursuant to Section 11 hereof), the Company and the Selling Stockholder, jointly and severally, agree to reimburse the Underwriters for all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided, however that in the case of a failure to tender shares by the

Selling Stockholder only or by the Company only (either, a “non-tendering party”) or the taking or failure to take any action by the Selling Stockholder only or by the Company only (either, a “breaching party”) permitting the Underwriters to decline to purchase the Shares, such non-tendering party or breaching party, as the case may be, shall be solely responsible for reimbursing the Underwriters under this paragraph 12(b). Except as provided in this Section 12 or in Section 8, the Underwriters will pay all of their costs and expenses, including fees and expenses of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may.

     13.      Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     14.      Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriters.

     15.      Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

     16.      Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

     (b)      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358), Attention: Syndicate Desk; with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, (Fax: 212-450-3800), Attention: Nicholas Kronfeld, Esq. Notices to the Company shall be given to it at MarineMax, Inc., 18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida 33764, (Fax: 727-531-0123), Attention: Michael H. McLamb; with a copy to Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona 85016, (Fax: 602-445-8100), Attention Robert S. Kant, Esq. Notices to the Selling Stockholder

shall be given to it c/o Brunswick Corporation, and notices to Brunswick Corporation shall be given to it, at 1 North Field Court, Lake Forest, Illinois 60045, (Fax: 847-735-4433), Attention: General Counsel; with a copy to Sidley Austin Brown & Wood LLP, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, (Fax: 312-853-7036), Attention Larry A. Barden, Esq.

     (c)      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (d)      Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     (e)      Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (f)      Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, MARINEMAX, INC.
By:
Name:
Title:

BCMM HOLDINGS, INC.
By:

Name:
Title:

BRUNSWICK CORPORATION
By:

Name:
Title:

Accepted: February  , 2005

J.P. MORGAN SECURITIES INC.
RAYMOND JAMES & ASSOCIATES, INC.

For itself and on behalf of the
several Underwriters listed
in Schedule I hereto.

By:

Name:
Title:

By:

Name:
Title:

Schedule I

Underwriter		Number of Shares
J.P. Morgan Securities Inc.		1,430,600
Raymond James & Associates, Inc.		1,430,600

	Total	2,861,200

Schedule II

Shareholders, officers and directors of the Company who will deliver executed “lock-up” agreements to the Representatives pursuant to Section 7(m) hereof:

Michael J. Aiello
Anthony Aisquith
Robert D. Basham
Hillard M. Eure, III
Jack P. Ezzell
Kurt M. Frahn
John B. Furman
Robert S. Kant
William H. McGill Jr.
Michael H. McLamb
Edward A. Russell
Dean S. Woodman

Annex A

FORM OF OPINION OF GREENBERG TRAURIG, LLP

     (a)      The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to the best knowledge of such counsel, threatened by the Commission.

     (b)      The Registration Statement and the Prospectus (other than the financial statements and related schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act.

     (c)      The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or limited liability company, as the case may be, power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

     (d)      The Company has an authorized capitalization on an “actual basis” as set forth in the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable.

     (e)      The Company has the corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder; and all action required to be taken by the Company for the due and proper authorization, execution, delivery of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby have been duly and validly taken.

     (f)      The Underwriting Agreement has been duly authorized, executed, and delivered by the Company.

     (g)      The Shares to be issued and sold by the Company under the Underwriting Agreement have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights.

     (h)      Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) to the knowledge of such counsel, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance by the Company of any term, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) to the knowledge of such counsel, in violation of any law or statute or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

     (i)      The execution, delivery, and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares to be sold by the Company and delivered on the Closing Date or the Additional Closing Date, as the case may be, and compliance by the Company with the terms of, and the consummation of the transactions by the Company contemplated by, the Underwriting Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries are bound or to which any of the property or assets of the Company or any of its subsidiaries are subject and which are set forth in any document filed as an exhibit to or incorporated by reference in the Registration Statement, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority except, in the case of clauses (i) and (iii) above, for such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

     (j)      No consent, approval, authorization, order, registration, or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares to be sold by the Company and delivered on the Closing Date or the Additional Closing Date, as the case may be, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Underwriting Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

     (k)      To the best knowledge of such counsel, except as described in the Prospectus, there are no legal, governmental, or regulatory investigations, actions, suits, or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of such counsel, no such investigations, actions, suits, or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

     (l)      The descriptions in the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; the statements in the Prospectus under the headings “Description of capital stock”, “Use of proceeds”, “Business—Brunswick agreement relating to acquisitions”, “Business—Dealer agreements with Brunswick” and “Business—Environmental and other regulatory issues”, in the Prospectus incorporated by reference from the statements under the heading “Certain Transactions and Relationships” in the Company’s proxy statement filed with the Commission on December 27, 2004, in the Prospectus incorporated by reference from the Company’s registration statement on Form 8-A (Registration No. 1-14173) filed with the Commission on May 28, 1998, in the Prospectus incorporated by reference from the Company’s registration statement on Form 8-A (Registration No. 1-14173) filed with the Commission on September 5, 2001 and in the Registration Statement in Item 15, to the extent that they constitute summaries of the terms of stock, matters of law or regulation, or legal conclusions, fairly summarize the matters described therein in all material respects; and, to the best knowledge of such counsel, (A) there are no current or pending legal, governmental, or regulatory actions, suits, or proceedings that are required under the Securities Act to be described in the Prospectus and that are not so described and (B) there are no statutes, regulations, or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Prospectus and that have not been so filed or described.

     (m)      The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

     (n)      The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, (other than the financial statements and related schedules and other financial and statistical data included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be contained, in the case of a registration statement that became effective under the Securities Act, any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

     (o)      The Rights Agreement has been duly authorized, executed, and delivered by the Company; the Rights have been duly authorized by the Company, and, when issued upon issuance of the Shares, will be validly issued; and the Series A Junior Participating Preferred Stock of the Company have been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid, and non-assessable.

     (p)      There are no legal or governmental proceedings pending, or to the knowledge of such counsel, threatened against or affecting the Company or any of its subsidiaries under any Environmental Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (q)      To the best knowledge of such counsel, each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to own, possess or obtain such authorizations or make such declarations and filings would not, individually or in the aggregate, have a Material Adverse Effect; and to best the knowledge of such counsel, neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and to the best knowledge of such counsel, each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus, except where the failure to comply with such laws and regulations would not, individually or in the aggregate, have a Material Adverse Effect.

     Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and with the Underwriters and Underwriters’ counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness, or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement or any prospectus included therein, at the time the Registration Statement became effective or on the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date or the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and related schedules and other financial and statistical data included therein, as to which such counsel need express no belief).

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

     The opinion of Greenberg Traurig, LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex B

FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD LLP

     We have acted as special counsel to BCMM Holdings, Inc., a Delaware corporation (the “Selling Stockholder”), in connection with its sale to the several Underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement dated February 16, 2005 (the “Underwriting Agreement”) among you, as representatives for the Underwriters, MarineMax, Inc., a Delaware corporation (“MarineMax”), Brunswick Corporation, a Delaware corporation, and the Selling Stockholder of 1,861,200 shares of MarineMax’s common stock, $.001 par value per share (the “Shares”).

     This letter is being furnished to you at the request of the Selling Stockholder. Pursuant to the requirements of Section 7(h) of the Underwriting Agreement, this letter will advise you that, in the opinion of the undersigned:

     1.      The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

     2.      Immediately prior to the consummation of the sale of the Shares by the Selling Stockholder pursuant to the Underwriting Agreement, the Selling Stockholder was the holder of record of the Shares (based solely on a review of a photocopy of the stock certificate evidencing the Shares and a certificate of an officer of the Selling Stockholder), to our knowledge, free and clear of all liens, encumbrances, security interests or adverse claims.

     3.      Upon payment to the Selling Stockholder of the purchase price for the Shares as provided in the Underwriting Agreement, delivery of the Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of the Shares in the name of Cede or such other nominee and the crediting of the Shares on the records of DTC to “securities accounts” (as defined in Section 8-501(a) of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”)) of the Underwriters, (i) DTC will be a “protected purchaser” of the Shares within the meaning of Section 8-303 of the UCC, (ii) the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-501 of the UCC) in respect of the Shares and (iii) no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to the Shares may be asserted against the Underwriters with respect to such security entitlement. For purposes of rendering the opinion set forth in this paragraph, we have assumed that when such payment, delivery and crediting of the Shares occur, (a) the Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on MarineMax’s share registry in accordance with MarineMax’s Certificate of Incorporation and By-Laws (in each case as amended) and applicable law, (b) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (c) appropriate book entries to credit the Shares to the securities accounts of the Underwriters on the records of DTC will have been made as contemplated by the UCC, (d) the jurisdiction of DTC is the State of New York and (e) none of DTC, Cede, any such other nominee or any

Underwriter will have “notice of an adverse claim” to any of the Shares within the meaning of Section 8-105 of the UCC.

     4.      The sale by the Selling Stockholder of the Shares and the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Underwriting Agreement, and the consummation by the Selling Stockholder of the transactions contemplated therein, (i) have been duly authorized on the part of the Selling Stockholder, (ii) to our knowledge, will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (iii) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Selling Stockholder, (iv) will not result in any violation of any applicable law or statute and (v) to our knowledge, will not result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder.

     5.      No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Selling Stockholder is required for the sale by the Selling Stockholder of the Shares or the consummation by the Selling Stockholder of the transactions contemplated by the Underwriting Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required by the New York Stock Exchange or under applicable state securities or Blue Sky laws (as to which we express no opinion) in connection with the purchase and distribution of the Shares by the Underwriters.

     For the purpose of expressing the foregoing opinions, we have relied, as to various questions of fact material thereto, upon the representations made in the Underwriting Agreement and upon certificates of officers of the Selling Stockholder. We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission. With respect to any instrument or agreement executed or to be executed by any party other than the Selling Stockholder, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such other party (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and (ii) such other party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of, such other party.

     Any opinion or statement herein which is expressed to be “to our knowledge” or is otherwise qualified by words of like import means that the lawyers currently practicing law with this Firm who have had an active involvement in the transactions contemplated by the Underwriting Agreement have no current awareness of any facts or information contrary to such opinion or statement.

     This letter is limited to the General Corporation Law of the State of Delaware, the federal laws of the United States of America and the laws of the State of New York. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the statements set forth in this letter, including any changes in applicable law which may hereafter occur.

     This letter is being delivered solely to and for the benefit of the persons to whom it is addressed in connection with the matter described above; accordingly, it may not be quoted or otherwise delivered to or relied upon by any other person (including, without limitation, any person who acquires any of the Shares from any Underwriter) or utilized for any other purpose without our prior written consent.

Exhibit A

FORM OF LOCK-UP AGREEMENT

              , 2005

J.P. MORGAN SECURITIES INC.
RAYMOND JAMES & ASSOCIATES, INC.
As Representatives of
the several Underwriters listed in
Schedule I to the Underwriting
Agreement referred to below
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10172

Re:	MarineMax, Inc. — Public Offering

Ladies and Gentlemen:

     The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MarineMax, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.001 per share, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

     In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Raymond James & Associates, Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Raymond James & Associates, Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing sentences shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock as a bona fide gift, provided that (i) the recipient thereof agrees in writing with J.P. Morgan Securities Inc. and Raymond James & Associates, Inc., as Representatives of the several Underwriters, to be bound by the terms of this Letter Agreement and (ii) no party, including the undersigned, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with such transfer (other than a filing on Form 5 made after the expiration of the 90-day restricted period referred to above), (c) exercises of options or purchase shares of Common Stock of the Company granted pursuant to Company or employee stock options pursuant to the terms of a plan in effect on the date hereof, and (d) dispositions by any person (other than William H. McGill, Jr.) set forth in Schedule II to the Underwriting Agreement of up to 50,000 shares of Common Stock during the final 45 days of the 90 day restricted period referred to above, subject to a maximum disposition of an aggregate of 150,000 shares of Common Stock by all such persons.

     If:

     (1)      during the last 17 days of the 45- or 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

     (2)      prior to the expiration of the 45- or 90-day restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 45- or 90-day period;

the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

     The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

     This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF STOCKHOLDER]
By:

Title:
Name: